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                                                                    EXHIBIT 23.1

                           CONSENT OF BDO SEIDMAN, LLP


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

MULTIMEDIA GAMES, INC.
AUSTIN, TEXAS

We hereby consent to the incorporation by reference in the registration statements of Multimedia Games, Inc., on Form S-8 (File No. 333-23123, and File No. 333-51072) of our report dated December 15, 2000, relating to the consolidated financial statements and schedules of Multimedia Games, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the two years ended September 30, 2000.


BDO Seidman, LLP

Houston, Texas
December 15, 2000